Exhibit 99.1
Oak Street Health Reports Full Year 2022 Results
February 28, 2023 at 4:05 Eastern Time
CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value-based primary care centers for adults on Medicare, today reported financial results for the year ended December 31, 2022.

“Our team's commitment and hard work delivered outstanding health outcomes and an unmatched patient experience leading to consistent center-level performance and strong full year results. We remain committed to improving the well-being of our patients, bringing new patients to the Oak Street model, and rebuilding healthcare as it should be,” said Mike Pykosz, Chief Executive Officer of Oak Street Health.
Full Year 2022 Financial Highlights
•Total revenues were $2.16 billion, up 51% year over year.
•Capitated revenue was $2.13 billion, up 52% year over year.
•The Company cared for approximately 159,000 risk-based patients and 224,000 total patients.
•Net loss was $(509.7) million1, compared to $(414.6) million in 2021.
•Adjusted EBITDA2 was $(286.3) million, compared to $(228.9) million in 2021.
•As of December 31, 2022, the Company operated 169 centers, compared to 129 centers as of December 31, 2021.

Pending Merger Agreement

As previously announced, on February 7, 2023, we entered into a definitive agreement pursuant to which we agreed to be acquired by a subsidiary of CVS Health ("CVS Health"). Upon completion of the transaction, we will become a privately held company. The transaction was approved by the board of directors at each of the respective companies and is subject to approval by a majority of Oak Street Health’s stockholders, receipt of regulatory approval and satisfaction of other customary closing conditions.

Due to the Company's pending transaction with CVS Health, Oak Street Health will not provide guidance for the first quarter 2023, is suspending its financial guidance for full year 2023 and will not host a conference call to discuss its full year 2022 results. For further detail and discussion of our financial performance please refer to our annual report on Form 10-K for the year ended December 31, 2022.
About Oak Street Health
Founded in 2012, Oak Street Health is a network of value-based primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the Company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates over 160 centers across 21 states and is the only primary care provider to carry the AARP name. The Company is a winner of Energage's 2022 Top Workplaces USA award, was recognized by Inc. on its inaugural Best-Led Companies of 2021 list and was honored as a recipient of the 2022 and 2021 Joy in Medicine™ Health System Recognition Program by the American Medical Association. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.
1 Includes stock-based compensation of $138.9 million and $161.4 million for 2022 and 2021, respectively.
2 Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements that do not relates solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health and CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health and CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, our actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in our filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in our most-recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Current Reports on Form 8-K. You are cautioned not to place undue reliance on any forward-looking statements, which are based upon management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance.

All forward-looking information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. A Special Meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek Oak Street Health stockholder approval in connection with the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO

THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$137.9	$104.7
Restricted cash	20.6	15.7
Other receivables, net	2.5	3.1
Capitated accounts receivable	894.0	559.4
Marketable debt securities	287.7	671.1
Prepaid expenses and other current assets	15.9	14.0
Total current assets	1,358.6	1,368.0

Long-term assets:
Property, plant and equipment, net	204.1	144.8
Operating right-of-use assets	317.6	157.7
Goodwill	158.0	152.9
Intangible assets, net	9.1	10.8
Other long-term assets	7.3	6.9
Total assets	$2,054.7	$1,841.1

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$17.1	$22.1
Accrued compensation and benefits	52.7	41.7
Liability for unpaid claims	850.3	556.3
Other liabilities	43.0	44.0
Total current liabilities	963.1	664.1
Long-term debt	978.6	901.4
Long-term operating lease liabilities	349.3	164.2
Other long-term liabilities	31.0	55.4
Total liabilities	$2,322.0	$1,785.1
Commitments and contingencies (See Note 9)
Stockholders' (deficit) equity:
Preferred stock, par value $0.001; 50,000,000 shares authorized as of December 31, 2022 and December 31, 2021; no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, par value $0.001; 500,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 242,873,706 and 240,937,465 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	0.2	0.2
Additional paid-in capital	1,205.4	1,017.9
Accumulated other comprehensive loss	(2.2)	(1.4)
Accumulated deficit	(1,474.5)	(965.3)
Total stockholders' (deficit) equity allocated to Oak Street Health, Inc.	(271.1)	51.4
Non-controlling interests	3.8	4.6
Total stockholders' (deficit) equity	$(267.3)	$56.0
Total liabilities and stockholders' (deficit) equity	$2,054.7	$1,841.1

Condensed Consolidated Statements of Operations
(in millions, except per share data)

	For the Years Ended
	December 31, 2022	December 31, 2021	December 31, 2020
Revenues:
Capitated revenue	$2,125.9	$1,397.0	$851.3
Other revenue	35.0	35.6	31.5
Total revenues	2,160.9	1,432.6	882.8

Operating expenses:
Medical claims expense	1,645.0	1,109.0	617.8
Cost of care, excluding depreciation and amortization	437.8	293.7	187.5
Sales and marketing	164.3	119.4	64.2
Corporate, general and administrative	344.8	306.7	185.6
Depreciation and amortization	35.2	17.8	11.2
Total operating expenses	2,627.1	1,846.6	1,066.3

Loss from operations	(466.2)	(414.0)	(183.5)

Other (expense)/income:
Interest expense, net	(2.5)	(2.5)	(8.7)
Other	(40.8)	—	0.1
Total other (expense)	(43.3)	(2.5)	(8.6)
Loss before income taxes and non-controlling interests	(509.5)	(416.5)	(192.1)
Provision (benefit) for income taxes	0.2	(1.9)	—
Net loss	(509.7)	(414.6)	(192.1)

Net loss attributable to non-controlling interests	(0.5)	(5.2)	(4.1)
Net loss attributable to Oak Street Health, Inc.	$(509.2)	$(409.4)	$(188.0)

Undeclared and deemed dividends	$—	$—	$(27.2)
Net loss attributable to common stock/unitholders	$(509.2)	$(409.4)	$(215.2)
Weighted average common stock outstanding - basic and diluted[1]	230,132,551	222,553,237	218,825,324
Net loss per share – basic and diluted	$(2.21)	$(1.84)	$(0.55)
1 - Basic and diluted earnings per share of common stock is applicable only for periods after the Company's IPO that was completed on August 10, 2020.

Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	For the Years Ended
	December 31, 2022	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(509.7)	$(414.6)	$(192.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Income tax expense (benefit)	0.2	(1.9)	—
Amortization of discount on debt and related issuance costs	4.9	3.5	4.4
Accretion of discounts and amortization of premiums on short-term marketable securities, net	5.2	4.6	—
Fair value adjustment to contingent consideration	38.3	—	—
Depreciation and amortization	35.2	17.8	11.2
Non-cash operating lease costs	35.4	15.5	—
Stock and unit-based compensation, net of forfeitures	138.9	161.4	77.4
Change in fair value of bifurcated derivative	—	—	0.2
Change in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(334.0)	(304.7)	(88.3)
Other assets	(1.3)	(3.0)	(1.6)
Accounts payable and accrued compensation and benefits	6.7	15.4	0.1
Liability for unpaid claims	294.0	294.2	91.5
Operating lease liabilities	(22.4)	(12.2)	—
Other liabilities	(0.8)	26.8	19.4
Other	—	—	0.6
Net cash used in operating activities	$(309.4)	$(197.2)	$(77.2)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable debt securities	830.3	193.6	—
Purchases of marketable debt securities	(452.9)	(870.7)	—
Purchase of promissory note	—	—	(0.8)
Investment in business	(1.0)	(5.0)	—
Purchase of business, net of cash acquired	(6.1)	(124.0)	—
Purchases of property and equipment	(89.2)	(81.3)	(20.9)
Net cash provided by (used in) investing activities	$281.1	$(887.4)	$(21.7)

Cash flows from financing activities:
Proceeds from borrowings on term loan, net	72.3	—	—
Proceeds from initial public offering	—	—	377.3
Payments of underwriting fees, net of discounts and offering costs	—	—	(26.1)
Principal payments on long-term debt	—	—	(80.0)
End of term charge and prepayments for debt paydown	—	—	(5.8)
Proceeds from borrowings on convertible senior notes, net	—	897.9	—
Purchase of capped calls	—	(123.6)	—
Proceeds from issuance of redeemable investor units	—	—	224.4
Capital contributions from non-controlling interests	0.4	4.2	5.9
Settlement of contingent earnout liability	(21.7)	—	—
Capital distributions to non-controlling interests	(1.3)	(1.5)	(0.1)
Purchase of joint venture minority interest	(2.1)	—	—

Tender Offer - common units	—	—	(19.4)
Proceeds from exercise of options, net	14.8	5.3	0.1
Proceeds from issuance of common stock under the employee purchase plan	4.0	3.0	—
Net cash provided by financing activities	$66.4	$785.3	$476.3

Net change in cash, cash equivalents and restricted cash	38.1	(299.3)	377.4
Cash, cash equivalents and restricted cash, beginning of period	120.4	419.7	42.3
Cash, cash equivalents and restricted cash, end of period	$158.5	$120.4	$419.7

Non-GAAP Financial Measures
Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: patient contribution, platform contribution and adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.
Patient Contribution Reconciliation
Patient contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to patient contribution, For the Years Ended December 31, 2022, 2021 and 2020. Gross profit is defined as total revenues less medical claims expense.

	For the Years Ended
(dollars in millions)	December 31, 2022	December 31, 2021	December 31, 2020
Gross profit	$515.9	$323.6	$265.0
Other revenue	(35.0)	(35.6)	(31.5)
Patient contribution	$480.9	$288.0	$233.5
Platform Contribution Reconciliation
Platform contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization and stock/ unit-based compensation. The following is a reconciliation of our gross profit, the most directly comparable GAAP financial measure, to platform contribution, For the Years Ended December 31, 2022, 2021 and 2020. Gross profit is defined as total revenues less medical claims expense.

	For the Years Ended
(dollars in millions)	December 31, 2022	December 31, 2021	December 31, 2020
Gross profit	$515.9	$323.6	$265.0
Cost of care, excluding depreciation and amortization	(437.8)	(293.7)	(187.5)
Stock/unit-based compensation	3.8	1.6	—
Platform contribution	$81.9	$31.5	$77.5

Adjusted EBITDA Reconciliation
Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock/ unit-based compensation expense, (ii) depreciation and amortization, (iii) interest expense, net, (iv) transaction and offering costs, (v) one-time in nature litigation costs, (vi) provision for income taxes and (vii) fair value adjustments related to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangibles and related to impairment of equity investments. Our management team uses adjusted EBITDA as a performance measure in order to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, For the Years Ended December 31, 2022, 2021 and 2020.

	For the Years Ended
(dollars in millions)	December 31, 2022	December 31, 2021	December 31, 2020
Net loss	$(509.7)	$(414.6)	$(192.1)
Interest expense, net	2.5	2.5	8.7
Fair value adjustments	40.3	—	—
Depreciation and amortization	35.2	17.8	11.2
Stock/unit-based compensation	138.9	161.4	78.6
Litigation costs	3.5	0.3	—
Transaction/offering related costs	2.3	5.6	1.1
Other expense/(income)	0.5	$—	$(0.1)
Provision for income taxes	0.2	(1.9)	—
Adjusted EBITDA	(286.3)	(228.9)	(92.6)
Contacts
Media:
Erica Frank
Vice President of Public Relations
(330) 990-5026
Erica.Frank@oakstreethealth.com
Investors:
Sarah Cluck
Head of Investor Relations
(773) 572-0254
sarah.cluck@oakstreethealth.com
Source: Oak Street Health